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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement (No. 333-132861) on Form S-1 (Amendment No. 3) of VeraSun Energy Corporation and subsidiaries of our report dated March 8, 2006 relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 8, 2006, relating to the financial statement Schedule II appearing elsewhere in this Registration Statement.


We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                                    /s/ McGladrey & Pullen, LLP

Sioux Falls, South Dakota


May 26, 2006